Exhibit 99.1

HILLENBRAND INDUSTRIES Press Release

HILLENBRAND INDUSTRIES COMPLETES ACQUISITION OF MEDIQ, INC.
Acquisition Expands Hill-Rom’s Services and Clinical Offerings

BATESVILLE, IND., FEBRUARY 2, 2004 —Hillenbrand Industries Inc. (NYSE:HB), a leader in the health care and funeral services industries, announced today that it has completed its acquisition of Mediq, Inc. (Mediq), a leader in providing medical equipment outsourcing, asset management and peak-needs rentals to the health care industry. Mediq provides those outsourcing services to approximately 80 percent of all acute care hospitals in the U.S. and many of the leading national health care Group Purchasing Organizations (“GPOs”).

Mediq’s operations will be integrated with Hillenbrand Industries’ health care subsidiary, Hill-Rom. The integration process is expected to extend over the course of two to three years with the majority of the integration activity anticipated to be completed in year one and the majority of the net financial benefit occurring in year two and thereafter. Mediq will be primarily integrated with Hill-Rom’s Services Division, which provides equipment services and information technologies to the health care industry. The remainder will be integrated with Hill-Rom’s Clinical Division, which provides therapy products for wound, pulmonary, bariatric and circulatory conditions.

Mediq had approximately $161 million in revenues from continuing operations in its 2003 fiscal year ended September 30, 2003. Excluding integration expenses, the acquisition is expected to be accretive to Hillenbrand’s earnings within twelve months of closing. The purchase price is approximately $330 million, subject to post-closing adjustments and is funded with borrowings under Hillenbrand’s existing bank credit facilities. Hillenbrand expects to re-finance the revolving credit facility borrowings in the coming months.

Hillenbrand is expected to release its first quarter fiscal year 2004 results on February 12, 2004. At that time, the Company will update its fiscal 2004 guidance, including Mediq’s impact on Hillenbrand’s annual results, and provides further insights into the Company’s integration plans.

HILLENBRAND INDUSTRIES, INC.
Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the health care and funeral services industries. All three subsidiaries have headquarters in Batesville. Hill-Rom Company is a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, furniture, communication systems, and headwall systems. Batesville Casket Company and Forethought Financial Services both serve the funeral services industry. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes, while Forethought is a leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding Hillenbrand’s future plans, objectives, beliefs, expectations, representations and projections. Hillenbrand has tried, wherever possible, to identify these forward-looking statements using words such as “anticipates,” “should,” “expects,” “expected,” and “will,” but their absence does not mean that the statement is not forward-looking. Forward-looking statements include, without limitation, those regarding the Company’s future financing plans, the effects of the acquisition on the Company’s future results of operations, and timing of the completion of the integration of Mediq’s business with the Company. It is important to note that actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ are included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. Readers should also refer to the various disclosures made by Hillenbrand in its periodic reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.

CONTACTS:
Hillenbrand Industries: Wendy Wilson, Vice President, Investor Relations, 812-934-7670, Hill-Rom: Christopher P. Feeney, Director Public Relations and Corporate Communications, 812-934-8197: Health Care Trade Media: Kim Tipton, Director, Corporate Communications, Hill-Rom, 812-931-2314.

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